UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2003

CORRECTIONS CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	0-25245	62-1763875

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 263-3000

(Former name or former address, if changed since last report)

SIGNATURES
PRESS RELEASE DATED APRIL 2, 2003.
PRESS RELEASE DATED APRIL 2, 2003.
PRESS RELEASE DATED APRIL 2, 2003.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated April 2, 2003.

99.2	Press Release dated April 2, 2003.

99.3	Press Release dated April 2, 2003.

Item 9. Regulation FD Disclosure.

     Corrections Corporation of America (the “Company”) announced today that it has commenced a tender offer to purchase for cash up to 4,204,947 shares of its Series B Cumulative Convertible Preferred Stock for $26.00 per share. The tender offer is described in the press release attached hereto as Exhibit 99.1.

     The Company separately announced today it has revised first quarter and full year guidance. Furthermore, the Company announced intentions to reduce amounts outstanding under the term loan portion of its senior secured credit facility. The announcement is set forth in the press release attached hereto as Exhibit 99.2.

     In addition, the Company separately announced today that it intends to make a public offering of its common stock and $200 million of new senior notes due 2011. The transactions that the Company is undertaking are described in the press release attached hereto as Exhibit 99.3.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONS CORPORATION OF AMERICA

Date: April 2, 2003	By:	/s/ Irving E. Lingo, Jr.

Name: Irving E. Lingo, Jr. Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 2, 2003.

99.2	Press Release dated April 2, 2003.

99.3	Press Release dated April 2, 2003.

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